EXHIBIT 32.1


August 5, 2005


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

CERTIFICATE OF CHIEF EXECUTIVE OFFICER REGARDING
PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS


I, Randy Edgerton, the Chief Executive Officer of eNucleus, Inc. (the "Company"), in compliance with 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2003, that, to the best of his knowledge:


1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.


                                            /s/  Randy Edgerton
                                            -----------------------------------
                                                 Randy Edgerton
                                                 Chief Executive Officer



August 5, 2005





This Certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2003 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2003, be deemed filed by the Company for purposes of
Section 18 of the Securities and Exchange Act of 1934, as amended.